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                                                                       EXHIBIT 5
                                  March 5, 1997




Oasis Residential, Inc.
4041 East Sunset Road
Henderson, NV 89014

       Re: $250,000,000 Aggregate Offering Price of Securities of Oasis Residential, Inc.

Ladies and Gentlemen:

          We have acted as special Nevada counsel for Oasis Residential, Inc. (the "Company") in connection with matters arising under laws of the State of Nevada and pertaining to a registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

     The Company has provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to $250,000,000 aggregate offering price of (i) one or more series of unsecured debt securities (the "Debt Securities"), (ii) one or more series of shares of common stock, par value $.01 per share (the "Common Stock"), (iii) one or more series of shares of preferred stock, par value $.01 per share (the "Preferred Stock"), (iv) one or more series of shares of Preferred Stock represented by Depositary Shares (the "Depositary Shares"), or (iv) one or more series of warrants or other rights to purchase Common Stock or Preferred Stock (the "Warrants"). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants are collectively referred to herein as the "Securities." Any Debt Securities,Preferred Stock and Depositary Shares may be convertible into shares of Common Stock.


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                                                         Oasis Residential, Inc.
                                                                   March 5, 1997
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          The Debt Securities may be issued pursuant to one or more indentures and may be either the Indenture between the Company and State Street Trust Company, N.A. dated November 25, 1996, as amended or supplemented (the "Loan Debt") or a Subordinated Debt Securities Indenture between the Company and a trustee, as amended or supplemented (collectively, the "Indentures"). The Warrants will be issued under one or more common stock warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as the warrant agent (each, a "Warrant Agent").

          In our capacity as special Nevada counsel to the Company in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Nevada securities laws, in the manner presently proposed.

     We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We have been furnished with, and with your consent have relied upon, certificates of officers of the


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                                                         Oasis Residential, Inc.
                                                                   March 5, 1997
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Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

          We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Nevada, and we express no opinion herein with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

          1. When (a) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement or Prospectus Supplements, as the case may be, required by applicable laws have all become effective under the Securities Act, and (b) when the Debt Securities have been duly executed and delivered by all parties thereto, and (c) assuming that the terms of the Indentures as executed and delivered are as described in the Registration Statement and the Prospectus, and (d) assuming that the Indentures as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Indentures as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company,


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                                                         Oasis Residential, Inc.
                                                                   March 5, 1997
                                                                          Page 4




the Indentures will constitute valid and legally binding obligations of the Company, enforceable against the Company under the laws of the State of Nevada in accordance with the Indentures' terms.

     2. When (a) the Debt Securities have been duly established by the applicable Indenture, (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and when (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement or Prospectus Supplements, as the case may be, required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement and the Prospectus and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement and the Prospectus, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the


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                                                         Oasis Residential, Inc.
                                                                   March 5, 1997
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Company under the laws of the State of Nevada in accordance with the Debt
Securities' terms.

     3. When (a) the Warrant Agreement has been duly executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and applicable law, and (b) when the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and/or the applicable Prospectus Supplement, and (c) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement or Prospectus Supplements, as the case may be, required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Warrant Agreement as executed and delivered are as described in the Registration Statement and the Prospectus and (d) assuming that the Warrant Agreement as executed and delivered does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Warrant Agreement as executed and delivered complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement and the Prospectus, the Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company under the laws of the State of Nevada in accordance with the Warrant Agreement's terms.

     4. The Company has the authority pursuant to its Amended and Restated Articles of Incorporation to issue


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                                                         Oasis Residential, Inc.
                                                                   March 5, 1997
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up to 15,000,000 shares of Preferred Stock. When a series of Preferred Stock or
Depositary Shares has been duly established in accordance with the terms of the Company's Amended and Restated Articles of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the Prospectus and by such resolution, such shares of such series of Preferred Stock or Depositary Shares will be validly issued under the laws of the State of Nevada, fully paid and nonassessable.

     5. The Company has the authority pursuant to its Amended and Restated Articles of Incorporation to issue up to 100,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the Prospectus and by such resolution, such shares of Common Stock (including any Common Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any Warrants exercisable for Common Stock or
(iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued under the laws of the State of Nevada, fully paid and nonassessable.

          All of the opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies


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                                                         Oasis Residential, Inc.
                                                                   March 5, 1997
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of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, the discretion of the court before which any proceeding therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

          To the extent that the obligations of the Company under the Indentures may be dependent upon such matters, we assume for the purposes of this opinion that the trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the trustee and constitutes a legal, valid and binding obligation of the trustee, enforceable against the trustee in accordance with its terms; that the trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legal, valid and


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                                                         Oasis Residential, Inc.
                                                                   March 5, 1997
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binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

          This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                            Very truly yours,
                                            STREICH LANG